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                                                                      EXHIBIT 21



                                 SUBSIDIARIES OF
                               LIZ CLAIBORNE, INC.




Claiborne Limited                                             Hong Kong
Liz Claiborne Cosmetics, Inc.                                 Delaware
Liz Claiborne Accessories, Inc.                               Delaware
Liz Claiborne Accessories-Sales, Inc.                         Delaware
Liz Claiborne Export, Inc.                                    Delaware
Liz Claiborne Foreign Holdings, Inc.                          Delaware
Liz Claiborne International Limited                           Hong Kong
Liz Claiborne (Israel) Ltd.                                   Israel
Liz Claiborne (Italy) Ltd.                                    Delaware
L. C. Licensing, Inc.                                         Delaware
Liz Claiborne Sales, Inc.                                     Delaware
Liz Claiborne-Texas, Inc.                                     Delaware
LCI Investments, Inc.                                         Delaware
LCI Holdings, Inc.                                            Delaware
Liz Claiborne (Canada) Limited                                Canada
Liz Claiborne, S.A.                                           Costa Rica
L.C. Caribbean Holdings, Inc.                                 Delaware
Liz Claiborne Shoes, Inc.                                     Delaware
L. C. Service Company, Inc.                                   Delaware
Liz Claiborne Europe                                          U.K.
Liz Claiborne do Brasil Industria E Comercio Ltda.            Brazil
LC/QL Investments, Inc.                                       Delaware
L.C. Dyeing, Inc.                                             Delaware
L.C. Augusta, Inc.                                            Delaware
Textiles Liz Claiborne Guatemala, S.A.                        Guatemala
Liz Claiborne (Malaysia) SDN.BHD                              Malaysia
Liz Claiborne B.V.                                            Netherlands
L.C. Special Markets, Inc.                                    Delaware
Liz Claiborne Foreign Sales Corporation                       US Virgin Islands
Liz Claiborne Operations (Israel) 1993 Limited                Israel
Liz Claiborne GmbH                                            Germany
Liz Claiborne De El Salvador, S.A., de C. V.                  El Salvador
L.C.I. Fragrances, Inc.                                       Delaware
DB Newco, Inc.                                                Delaware
LC Libra, LLC.                                                Delaware
Liz Claiborne Japan, Inc.                                     Delaware
Segrets, Inc.                                                 Delaware
Lucky Brand Dungarees, Inc.                                   Delaware
Lucky Brand Dungarees Stores, Inc.                            Delaware
Podell Industries, Incorporated                               California
L.C.K.C., LLC                                                 Delaware